SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – May 19, 2010
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

DELAWARE	1-8974	22-2640650
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY		07962-2497
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 19, 2010, Honeywell International Inc. (“Honeywell” or the “Company”) announced its intent to acquire all of the issued and outstanding shares of Sperian Protection S.A. (“Sperian”) through the launch of an all-cash tender offer (the “Offer”) and entry into a stock purchase agreement with two shareholders, Essilor and Mrs. Ginette Dalloz, holding, directly and indirectly, an aggregate of 28.2% of Sperian’s share capital (the “SPA”). The purchase price for all Sperian shares, whether acquired in the Offer or through the SPA, is EUR 117 per share (subject to reduction for any dividends or distributions made prior to completion of the Offer). The aggregate value of the Offer and the transactions pursuant to the SPA, plus the assumption of net debt of Sperian, is approximately $1.4 billion. The shares will be acquired by Honeywell Holding France SAS, an indirect, wholly-owned subsidiary of the Company (“HHF”).

Honeywell, HHF and Sperian have entered into a Tender Offer Agreement (“TOA”). Under the terms of the TOA:

•

the opening of the offer is subject to clearance of the tender offer (offre publique d’achat) by the Autorité des Marchés Financiers (“AMF”), receipt by the Sperian Board of Directors of a fairness opinion from an independent expert pursuant to Article 261-1 et seq. of the AMF General Regulation, and receipt of approval from the Ministère de l’Économie, de l’Industrie et de l’Emploi in connection with foreign investment in France;

•

completion of the Offer is subject to shares representing at least 57% of Sperian’s outstanding ordinary shares on a fully diluted basis (including the shares to be acquired pursuant to the SPA) being validly tendered into the Offer and the receipt of U.S. and EU antitrust clearances;

•	Sperian has agreed to operate its business in the ordinary course consistent with past practice until the completion of the Offer and to take no action likely to frustrate the Offer; and

•

Sperian has undertaken not to solicit, encourage, knowingly facilitate, discuss or recommend any takeover proposal other than the Offer, provided that the Sperian Board of Directors may recommend a takeover proposal that is superior to the Offer and that did not result from a breach of Sperian’s covenants set forth in the TOA.

A copy of the press release issued jointly by Honeywell and Sperian on May 19, 2010 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release, dated May 19, 2010, issued jointly by Honeywell International Inc. and Sperian Protection

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2010	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Vice President, Corporate Secretary
and Deputy General Counsel